 Press Release

BioPharmX Announces $5.0 Million Offering

MENLO PARK, Calif., April 26, 2017 – BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company developing products for the dermatology market, announced that it is has entered into securities purchase agreements with certain existing institutional investors for the purchase and sale of 6,410,258 shares of common stock at a price of $0.78 per share with 50% warrant coverage (representing warrants to purchase up to 3,205,129 shares of common stock)   in a registered direct offering.  The warrants will be exercisable at an exercise price of $0.90 per share beginning six months following the closing date and will expire five years from the date they become exercisable.    The gross proceeds of the offering are expected to be approximately $5.0 million.

Net proceeds of the offering will be used to advance the BioPharmX dermatology-focused drug delivery and clinical programs, including advancing the company’s lead product BPX-01, and general corporate purposes.

The offering is expected to close on April 28, 2017, subject to customary closing conditions.

Roth Capital Partners acted as sole placement agent.

The shares of common stock, warrants, and shares issuable upon exercise of the warrants were offered by BioPharmX pursuant to a shelf registration statement on Form S-3 (File No. 333-209026) which was declared effective by the Securities and Exchange Commission (SEC) on February 4, 2016. A prospectus supplement relating to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When available, copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About BioPharmX® Corporation

BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company that seeks to provide products through proprietary platform technologies for prescription, over-the-counter and supplement

 Press Release

applications in dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Forward-Looking Statement

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions and strategies, including, but not limited to, our ability to close the offering, the gross proceeds from the offering, and our intended use of the proceeds from the offering. These forward-looking statements may be identified by words such as “may”, "plan", "expect," "anticipate," "believe," or similar expressions that are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

BioPharmX is a registered trademark of BioPharmX, Inc.

For further information:

Nina Brauer

Senior Manager, Marketing & Communications

nbrauer@biopharmx.com, (650) 889-5030